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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Sunrise Assisted Living, Inc. 2002 Stock Option and Restricted Stock Plan of our report dated February 26, 2002, with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

McLean, VA
May 16, 2002